EXHIBIT 10.22
CCC INFORMATION SERVICES GROUP INC.
SUMMARY OF BOARD OF DIRECTORS AND
COMMITTEE COMPENSATION ARRANGEMENTS

(Effective June 2, 2004)

1.	Annual $20,000 retainer for each director

●	Payable in cash in a lump sum following each annual stockholders meeting at which directors are elected.

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A director who joins the Board mid-year will receive a prorated retainer, based on the number of months remaining until the date that is one year after the date of the most recent stockholders meeting at which directors were elected.

2.	Annual grant of 1,000 shares of restricted stock for each director

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Granted at the Annual Meeting of the Board of Directors, contingent upon each director’s election at the Annual Meeting of Stockholders. Vesting and other terms consistent with past grants made to Audit Committee members.

●	A director who joins the Board mid-year will not be prorated and will receive the full grant of 1,000 shares as a sign-on grant.

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Charlesbank and Capricorn have elected to have director compensation paid directly to the entities rather than the individual directors, but restricted stock cannot be granted to an entity under the plan. As a result, Charlesbank and Capricorn will instead receive cash payments equivalent to the value of a grant of 1,000 shares of restricted stock, consistent with CCC’s past practice for Audit Committee members.

3.	Meeting fee of $1,500 for regularly scheduled Board and Committee meetings

●	Payable within two weeks after the regularly scheduled meetings.

●	Amounts payable to directors who represent Capricorn and Charlesbank will be paid directly to their respective organizations rather than the individual directors, consistent with CCC’s past practice.

4.	Special meeting fee of $1,000 for each special Board or Committee meeting

●	Payable with the next regularly scheduled meeting payment, as discussed above.

●	Amounts payable to directors who represent Capricorn and Charlesbank will be paid directly to their respective organizations rather than the individual directors, consistent with CCC’s past practice.

5.	Annual $5,000 retainer for the Chairman of the Audit Committee

●	Payable in cash in a lump sum following each annual stockholders meeting at which directors are elected.

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A director who becomes Chairman of the Audit Committee mid-year will receive a prorated retainer, based on the number of days remaining until the date that is one year after the date of the most recent stockholders meeting at which directors were elected.

6.	One-time grant of 4,000 shares of restricted stock for each member of the Audit Committee

●	Granted promptly following the appointment of a new member to the Audit Committee. Vesting and other terms consistent with past practice.

●	A director who joins the Audit Committee mid-year will not be prorated and will receive the full grant of 4,000 shares as a sign-on grant.

●
Charlesbank and Capricorn have elected to have director compensation paid directly to the entities rather than the individual directors, but restricted stock cannot be granted to an entity under the plan. As a result, if representatives of Charlesbank or Capricorn serve on the Audit Committee, Charlesbank and Capricorn will instead receive cash payments equivalent to the value of a grant of 4,000 shares of restricted stock, consistent with CCC’s past practice.